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EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Post-Effective Amendment No. 1 to Form S-3 of our report dated November 15, 1999, relating to the financial statements of PRI Automation, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated November 15, 1999 relating to the financial statement schedule, which appears in PRI Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                   /s/ PricewaterhouseCoopers LLP


                                   PricewaterhouseCoopers LLP

Boston, Massachusetts
May 11, 2000